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                                                                   Exhibit 10.30

                              TERMINATION AGREEMENT

         This Termination Agreement is entered into this ___ day of ___________, 2003, by and among DNAPrint Genomics, Inc., a Utah corporation (collectively, "DNAPrint"), and GenBiomics, LLC ("GenBiomics").

                              W I T N E S S E T H:

         WHEREAS, DNAPrint and GenBiomics are parties to a Consultant Agreement dated May 17, 2002 (the "Agreement"); and

         WHEREAS, the parties desire to terminate the Agreement.

         NOW, THEREFORE, the parties agree that the Agreement is hereby terminated and is of no further force or effect. DNAPrint hereby fully releases and forever discharges GenBiomics from any and all claims, demands, and causes of action, of any nature whatsoever that DNAPrint has had, may now have, or may hereafter have, against GenBiomics by reason of any matter occurring prior to and including the date of this Agreement. GenBiomics hereby fully releases and forever discharges DNAPrint from any and all claims, demands, and causes of action, of any nature whatsoever that GenBiomics has had, may now have, or may hereafter have, against DNAPrint by reason of any matter occurring prior to and including the date of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GenBiomics, LLC                           DNAPrint Genomics, Inc.



By:                                       By:
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